SECURITIES PURCHASE AGREEMENT

               This SECURITIES PURCHASE AGREEMENT, dated as of December 16th, 2019 (this "Agreement") is entered into by and among GiveMePower Corp. a Nevada Corporation and public company traded under the symbol GMPW on the OTC Markets (the "Shareholder"), and GOLDSTEIN FRANKLIN, INC. (the "Purchaser").  The parties, intending to be legally bound, hereby agree as follows:

               WHEREAS, the Shareholder and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (The “SEC”) under the Securities Act of 1933, and amended (the “1933 Act”);

               WHEREAS, the Shareholder desires to issue and sell to Purchaser upon the terms and conditions set forth herein, and Purchaser desires to purchase from Shareholder one (1) Special 2019 series A preferred share (convertible at 1 into 100,000,000 common shares, and super voting rights of 60% of all votes) of GiveMePower Corp., a Nevada corporation (the “Shares”)(the “Transaction”); and

               NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Shareholder and Purchaser agree as follows:

1.                         Purchase of the Shares.  On the Closing Date, subject to the terms and conditions of this Agreement, Shareholder hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Shareholder, the Shares.

2.                         Purchase Price. The Purchase Price for the Shares shall be thirty eight thousand ($38,000) dollars (the “Purchase Price”). The Purchase Price shall be payable through a wire transfer upon execution of this Agreement.

3.                         Closing; Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth herein, the date and time of the Closing of the Transaction shall be on or before 12:00 noon, Eastern Standard Time, no more than five (5) days following the execution of this agreement – December 20, 2019 (the “Closing Date”). The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties. At Closing, upon receipt of the Purchase Price from the Purchaser, the Shareholder shall cause to be delivered to the Purchaser one or more stock powers bearing medallion guarantees evidencing the Shares to the Purchasers or its nominees.

4.                         Representations and Warranties of Shareholder. Shareholder hereby represents and  warrants  to Purchaser  in the  First  Closing  that  the  statements contained in the following paragraphs of this Section 4 are all true and correct as of the date of this  Agreement and the Closing Date:

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a.      Corporate  Power.  Shareholder  has all  requisite  legal and corporate power to enter into,  execute,  deliver and perform this Agreement of even date herewith between Shareholder and Purchaser. This Agreement has been duly executed by the Shareholder and  constitute  the legal,  valid and binding  obligations  of Shareholder, enforceable in accordance with their terms, except as the same may be limited by (i) bankruptcy,  insolvency,  moratorium,  and other laws of general application affecting the  enforcement  of  creditors'  rights and (ii)  limitations  on the enforceability  of the  indemnification  provisions of the  Registration  Rights Agreement as limited by applicable securities laws.

b.      Authorization.

                                                                                 i.      Corporate Action.  All corporate and legal action on the part of Shareholder, its officers, directors and shareholders necessary for the execution and delivery of this Agreement, the GMPW Shares, and the performance of Shareholder's obligations hereunder have been taken.

                                                                               ii.      Valid Issuance.  The Preferred Share(s), when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances; provided, however, that the Preferred Share(s), and any securities into which it may be converted, may be subject to restrictions on transfer under state and/or federal securities  laws as set forth herein,  and as may be required by future changes in such laws.

c.      Government Consent, Etc. No consent,  approval,  order or authorization of, or designation,  registration, declaration or filing with, any federal,  state, local or other governmental authority on the part of Shareholder is required in connection  with the valid execution and delivery of this Agreement and Note  other  than,  if  required,  filings or qualifications under the Nevada Securities Act, as amended (the "Nevada  Law"), or other  applicable  blue sky laws,  which filings or qualifications,  if required,  will be timely filed or obtained by Shareholder.  The execution,  delivery and performance of the Agreement by the Shareholder and the consummation by the Shareholder of the transactions  contemplated thereby do not and will not conflict  with,  or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination,  amendment,  acceleration  or  cancellation  (with or without notice,  lapse of time or both) of, any agreement filed (or incorporated by reference) as an exhibit to the SEC Reports (as defined below).

d.     Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth herein, no registration under the 1933 Act is required for the offer, issuance and sale of the Shares, by the Shareholder to Purchaser as contemplated hereby.

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5.      Representations  and  Warranties  by  Purchaser.   Purchaser represents and warrants to Shareholder as of the Closing Date as follows:

a.      Investment Intent:  Authority. This Agreement is made with Purchaser in reliance upon Purchaser's  representation to Shareholder,  evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Shares for investment for  Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection  with, any distribution or public offering thereof within the meaning of the 1933 Act; provided,  however, that by making the representations  herein, Purchaser does not agree to hold any of the Shares for any minimum or other  specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Purchaser has the requisite right,  power,  authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation  upon  Purchaser,  except as the same may be limited  by  bankruptcy, insolvency,  moratorium,  and other laws of general  application  affecting  the enforcement of creditors' rights.

b.      Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business  matters as to be capable of evaluating the merits and risks of Purchaser's  prospective  investment in the Shares (ii) has the ability to bear the economic risks of Purchaser's  prospective  investment;  (iii) has had all questions which have been asked by  Purchaser  satisfactorily  answered by Shareholder;  and (iv) has not been  offered the Shares by any form of advertisement,   article,   notice  or  other  communication  published  in any newspaper,  magazine, or similar media or broadcast over television or radio, or any  seminar or meeting  whose  attendees  have been  invited by any such media. Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act.

c.      Transfer  Restrictions.  Purchaser  covenants  that in no event will it sell,  transfer or  otherwise  dispose of any of the  Shares other than in  conjunction  with an effective registration statement for the same under the Securities Act or pursuant to an exemption  there from,  or in  compliance  with  Rule 144  promulgated  under the Securities  Act or to a person  related  to or an  entity  affiliated  with said Purchaser and other than in compliance with the applicable securities regulation laws of any state.

d.   Legends.   Shareholder  may  place  the  following   legends  on  the Shares and any securities into which it may be converted:

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THE SECURITIES REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  ("ACT"),  OR ANY  APPLICABLE  STATE SECURITIES LAWS ("BLUE SKY LAWS"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT OR AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH  TRANSFER OR IN THE OPINION  OF  COUNSEL  REASONABLY   SATISFACTORY  TO  THE  SHAREHOLDER SUCH REGISTRATION  IS  UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR BLUE SKY LAWS.

6.                         Indemnification of Shareholder  The Purchaser will indemnify and hold Shareholder and its directors, officers, shareholders,  partners, employees and  agents  (each,  a  "Shareholder  Party")  harmless  from any and all  losses, liabilities,  obligations,  claims, contingencies,  damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys'  fees and costs of  investigation  (collectively,  "Losses") that a Shareholder Party may  suffer or incur as a result  of or  relating  to the failure of the  representations  and  warranties  of the  Shareholder to be true and correct.

7.                         Miscellaneous.

a.      Waivers and Amendments.  The provisions of this Agreement may only be amended or modified in a writing executed  by each of Shareholder and Purchaser.  A waiver shall not be effective  unless in a writing  by the party against whom such waiver is to be enforced.

b.      Governing Law. This Agreement and all actions  arising out of or in connection  with this  Agreement  shall be governed by and construed in accordance  with  the laws of the  State  of  Nevada,  without  regard  to the conflicts of law provisions  thereof. Any action arising out of this Agreement shall be heard in any court of general jurisdiction in Washoe County, Nevada.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY  DISPUTE  HEREUNDER  OR IN  CONNECTION  HEREWITH  OR ARISING  OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.      Entire Agreement.  This Agreement, the Registration Rights Agreement  and the Warrants  constitute  the full and entire  understanding  and agreement between the parties with regard to the subjects hereof and thereof.

d.     Survival. The representations,  warranties,  covenants and agreements  made  herein  shall  survive  the  execution  and  delivery  of this Agreement.

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e.      Notices, etc. Any notice,  request or other communication required or permitted  hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if  personally  delivered,  (ii) three (3) days after being mailed by registered or certified mail,  postage  prepaid,  or (iii) one day after being sent by recognized overnight courier or by facsimile:

                                              If to Purchaser,

                                  GOLDSTEIN FRANKLIN, INC.

                                  If to Seller,

                                  International Venture Society, LLC

                                  c/o Kelani Long

                                  401 Ryland Street, 200 A

                                  Reno NV 89502

f.       Validity.  If any provision of this Agreement  shall be judicially  determined to be invalid,  illegal or  unenforceable,  the validity, legality and enforceability of the remaining  provisions shall not in any way be affected or impaired thereby.

g.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

h.      Assignment.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective  successors and assigns of the  parties.  Nothing in this  Agreement,  express  or  implied,  is intended  to  confer  upon any  party  other  than the  parties  hereto or their respective  successors  and  assigns  any  rights,  remedies,   obligations,  or liabilities under or by reason of this Agreement,  except as expressly  provided in this Agreement.

i.        Remedies.  The Purchaser shall have all rights and remedies set forth in the  Transaction  Documents  and all rights and  remedies  which such holders have been granted at any time under any other  agreement  or contract  and all of the rights which such holders have under  any law.  Any  person  having  any  rights  under any  provision  of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other  security),  to  recover  damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

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               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

For the Shareholder:

_// Kelani Long________________

By: GiveMePower Corp. / Kelani Long

Its: Custodian

For the Purchaser

__//Frank I Igwealor______________________

By: GOLDSTEIN FRANKLIN, INC. / Frank I Igwealor

Its: President and CEO

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